UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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STEVIA FIRST CORP.
(Name of Registrant as Specified In Its Charter)
N/A
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STEVIA FIRST CORP.

To the Stockholders of Stevia First Corp.:

Stevia First Corp., a Nevada corporation, will be holding its Annual Meeting of Stockholders on April 11, 2013, at 2:00 p.m., local time, at 10866 Wilshire Blvd., 4th Floor, Los Angeles, CA 90024. You are cordially invited to attend.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2012 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the internet and how to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or internet voting systems.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ ROBERT BROOKE
Robert Brooke President and Chief Executive Officer

February 22, 2013

STEVIA FIRST CORP.

5225 Carlson Rd.

Yuba City, California 95993

(530) 231-7800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 11, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Stevia First Corp. (the "Company," "Stevia First," "we" or "our") will be held on April 11, 2013 at 2:00 p.m., Pacific Time, at 10866 Wilshire Blvd., 4th Floor, Los Angeles, CA 90024, for the following purposes, which are further described in the accompanying proxy statement:

(1)	to elect three directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;

(2)	to ratify the appointment of Weinberg & Company P.A. as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013;

(3)	to approve an amendment to the Company's 2012 Stock Incentive Plan;

(4)	to conduct a non-binding, advisory vote on executive compensation;

(5)	to conduct a non-binding, advisory vote on the frequency of the advisory vote on executive compensation; and

(6)	to transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 12, 2013 are entitled to receive notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares be represented.

By order of the Board of Directors,

/s/ ROBERT BROOKE
Robert Brooke President and Chief Executive Officer

Yuba City, California
February 22, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 11, 2013

Our Proxy Statement and our 2012 Annual Report to Stockholders are available at www.proxyandprinting.com/#!vote-your-proxy. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2012 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

STEVIA FIRST CORP.

5225 Carlson Rd.

Yuba City, California 95993

(530) 231-7800

PROXY STATEMENT

GENERAL INFORMATION

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the 2013 Annual Meeting of Stockholders of Stevia First Corp., a Nevada corporation (the "Company," "Stevia First," "we" or "our"), which we will hold on April 11, 2013 at 2:00 p.m., Pacific Time, at 10866 Wilshire Blvd., 4th Floor, Los Angeles, CA 90024.

The record date for the Annual Meeting is February 12, 2013. All holders of record of our common stock on the record date are entitled to notice of and to vote at the Annual Meeting and any meetings held upon any adjournment or postponement thereof. On the record date, there were 54,774,824shares of the Company’s common stock outstanding and entitled to vote. As a stockholder, you are entitled to one vote for each share of common stock you held on the record date, including shares held for you in an account with a broker, bank or other nominee and those held directly in your name as the stockholder of record.

As permitted by the Securities and Exchange Commission (“SEC”), Stevia First is providing most stockholders with access to our proxy materials over the internet rather than in paper form. Accordingly, on or about February 22, 2013, we will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the internet. We will mail printed copies of the full set of proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained on the Notice for requesting such materials. The Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2012 Annual Report to Stockholders over the internet. The Notice also instructs you on how to submit your proxy via the internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 11, 2013:

Our Proxy Statement and our 2012 Annual Report to Stockholders are Available at www.proxyandprinting.com/#!vote-your-proxy. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2012 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Unless you instruct otherwise in the proxy, any proxy that is not revoked will be voted at the Annual Meeting in accordance with the recommendations of our Board of Directors:

•	FOR each nominee to our Board of Directors;
•	FOR ratification of the appointment of Weinberg & Company, P.A., as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013;
•	FOR the amendment to the Stevia First Corp. 2012 Stock Incentive Plan;
•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;
•	for the approval, on an advisory basis, of a THREE YEAR advisory vote on executive compensation; and
•	as recommended by our Board of Directors, in its discretion, with regard to all other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting Information

Under our Bylaws, the presence, in person or by a proxy, of two stockholders will constitute a quorum for purposes of the Annual Meeting. Abstentions, broker non-votes, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present at the Annual Meeting for purposes of obtaining a quorum.

Under Nevada law, when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by the stockholders entitled to vote in the election of directors. Under Nevada law, action on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. For purposes of all of the proposals brought at the Annual Meeting, including for the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are not deemed to be votes cast on a proposal. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposal No. 1 (the election of directors), Proposal No. 3 (amendment to our 2012 Stock Incentive Plan), Proposal No. 4 (advisory vote on executive compensation) and Proposal No. 5 (advisory vote on the frequency of holding an advisory vote on executive compensation) are considered non-routine matters. Proposal No. 2 (ratification of independent registered public accounting firm) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals. Broker non-votes are not expected to result from the vote on Proposal No. 2.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting there under will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder's proxy may remain valid and may be voted at the postponed or adjourned meeting. A stockholder will still be able to revoke the stockholder's proxy until it is voted. As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented at the Annual Meeting.

Proxies properly executed and received by us prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the Annual Meeting. In the absence of specific direction from a stockholder, proxies will be voted as recommended by our Board of Directors.

Proxy Solicitation Costs

We will pay for the cost of preparing, assembling, printing and mailing these proxy materials to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

Voting of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the internet, by telephone or through the mail. To vote via the internet, follow the instructions on the Notice or go to the internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice to vote via the internet or request a proxy card. As an alternative to voting by telephone or via the internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Stevia First Corp., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida, 33760. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Please contact your broker, bank or other nominee for specific information on how to obtain a legal proxy in order to vote your shares at the meeting.

All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. The internet and telephone voting facilities will close at 5:00 p.m., Eastern Time, on April 10, 2013, the day before the Annual Meeting. If no direction is indicated on a proxy, your shares will be voted by the proxy holders named in the enclosed proxy according to the recommendation of our Board of Directors.

If you are the record holder of your stock, you can revoke your proxy at any time before the Annual Meeting by sending to the Company’s Secretary a written revocation or a proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting in person and casting a ballot. If you hold your shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee as to how to vote your shares, you must obtain a legal proxy and bring it to the meeting in order to change your vote at the Annual Meeting. Please contact your broker, bank or other nominee for specific information on how to revoke your proxy.

Delivery of Proxy Materials to Households

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Stevia First Corp., c/o Corporate Secretary, 5225 Carlson Road, Yuba City, California 95993 or call Investor Relations at (530) 231-7800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of three members, Dr. Avtar Dhillon, Dr. Anthony Maida, and Robert Brooke. Under our Bylaws, our directors serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal. This is our first annual meeting of stockholders.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of the Company. None of the nominees has any family relationship with any other nominee or with any of our executive officers.

If one or more of the nominees are unable or not willing to serve, the persons named as proxies may vote for the election of the substitute nominees that our Board of Directors may propose. The accompanying proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

Nominees for Election at this Annual Meeting. The Nomination and Corporate Governance Committee of our Board of Directors has recommended, and our Board of Directors has nominated, Dr. Avtar Dhillon, Dr. Anthony Maida, and Robert Brooke for election as our directors at the Annual Meeting. All of these individuals are currently members of our Board of Directors. Each nominee has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected.

Director Nominees

Set forth below is certain information regarding our director nominees:

Name	Position	Age	Director Since
Dr. Avtar Dhillon (2)(3)(4)	Chairman of the Board of Directors	51	August 2011

Dr. Anthony Maida III (1)(2)(3)	Director	60	March 2012

Robert Brooke	Chief Executive Officer and Director	32	January 2012

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

(4) Member of Financing Committee

Dr. Avtar Dhillon has served as the Chairman of our Board of Directors since January 31, 2012 and has served as a director since August 17, 2011. Dr. Dhillon also served as our Interim Principal Executive and Financial Officer from August 17, 2011 until January 31, 2012. Dr. Dhillon has served as Chairman of the Board of Directors of OncoSec Medical Incorporated (OTCBB: ONCS) since March 2011. Dr. Dhillon served as President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NYSE Amex: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, as Executive Chairman until August 2011, and as Chairman from September 2011. During his tenure at Inovio, Dr. Dhillon led the successfully turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company. Dr. Dhillon led nine successful financings for Inovio and concluded several licensing deals that included multinational companies, Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon held roles of increasing responsibility with MDS Capital Corp. (now Lumira Capital Corp.), one of North America's leading healthcare venture capital organizations, from the period of August 1998 until September 2001. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years until September 2001. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community. From March 1997 to July 1998, Dr. Dhillon was a consultant to CardiomePharma Corp. ("Cardiome"), a biotechnology company listed on the Toronto Stock Exchange and NASDAQ. While at Cardiome, Dr. Dhillon led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the Toronto Stock Exchange and TSX Venture Exchange, which have successfully matured through advances in their development pipeline and subsequent merger and acquisition transactions. He was a founding board member in February 2004 of Protox Therapeutics, Inc., now a publicly traded specialty pharmaceutical company known as Sophiris Bio Inc. Dr. Dhillon maintained his board position until the execution of a financing with Warburg Pincus in November 2010. Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, the largest venture capital corporation in British Columbia, and has held this role since November 2003. Dr. Dhillon brings extensive experience in biotechnology companies to our Board of Directors, as well as significant experience with obtaining financing and pursuing and completing strategic transactions. He has valuable experience serving on the Board of Directors of other publicly traded and privately held companies.

Dr. Anthony Maida, III, joined our Board of Directors in March 2012. Dr. Maida has served on the Board of Directors of OncoSec Medical Incorporated since June 2011 and currently serves as the Chair of its Audit Committee and as a member of its Nominating and Corporate Governance Committee. Dr. Maida has served on the Board of Directors of Spectrum Pharmaceuticals, Inc. (NASDAQ GS: SPPI) since December 2003 and currently serves as the Chair of its Audit Committee and a member of its Compensation Committee, Placement Committee, Nominating and Corporate Governance Committee and Product Acquisition Committee. He is currently Chief Operating Officer (from June 2011) at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell based vaccines to treat patients with cancer. Dr. Maida has been the acting Chairman (from March 2003) of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003. He has served as Chairman, Founder and Director (from November 1999 to March 2011) of BioConsul Drug Development Corporation and currently serves as Principal of Anthony Maida Consulting International (since September 1999), providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, world-wide (from August 2010 to June 2011) for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. He was also President (from December 2000 to December 2001) of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. He has been a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology and the International Society for Biological Therapy of Cancer. Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California in 2010. Dr. Maida brings to the Board significant practical experience in agriculture. We believe that his financial and operational experience in our industry will provide important resources to our Board.

Robert Brooke has served as a director and our Chief Executive Officer since January 31, 2012, and previously served as our Vice President of Business Development beginning in October 2011. Mr. Brooke is a founder of Genesis Biopharma, Inc. (OTCBB: GNBP.OB), a cancer drug development company, where he served as Director, President and Chief Executive Officer from March 2010 until February 2011. Mr. Brooke is also the founder of Percipio Biosciences, Inc., a privately held research diagnostics company that manufactures and distributes products related to oxidative stress research, and has served as its President, on a limited part-time basis, since 2008. From 2004 to 2008, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd. During this period, Bristol financed over 60 public healthcare and life science companies and was listed by The PIPEs Report in 2005 as being the most active investor in private placements by public biotechnology companies. Mr. Brooke earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005. Mr. Brooke provides our Board of Directors with public and private capital raising experience, as well as experience in leading early stage biotechnology companies.

The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Weinberg & Company, P.A. as our independent registered public accounting firm with respect to our financial statements for the fiscal year ending March 31, 2013. In taking this action, the Audit Committee considered Weinberg & Company, P.A.'s independence with respect to the services to be performed and other factors that the Audit Committee and the Board of Directors believe are advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, it will be considered as a direction to the Audit Committee to consider the selection of a different firm.

Representatives of Weinberg & Company, P.A. are expected to attend the 2013 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. If Weinberg & Company, P.A. should decline to act or otherwise become incapable of acting, or if Weinberg & Company, P.A.'s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for our 2013 fiscal year.

Change in Certifying Public Accounting Firm

On August 31, 2012, , with the approval of our Board of Directors, we dismissed Seale & Beers, LLC (“Seale”) as the Company’s independent registered public accounting firm engaged to audit the Company’s financial statements.

The reports issued by Seale relating to its audits of the balance sheets of the Company as of March 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the fiscal years then ended and for the period from inception through June 30, 2012, contained an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern. Other than as disclosed above, such reports did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

The Company’s decision to dismiss Seale was not the result of any disagreement between the Company and Seale on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. From December 6, 2009, the date of Seale’s appointment as the Company’s independent registered public accounting firm, through August 31, 2012, there were no disagreements with Seale on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Seale, would have caused Seale to make a reference thereto in connection with its reports. Pursuant to the rules of the Securities and Exchange Commission applicable to smaller reporting companies, Seale was not required to provide an attestation as to the effectiveness of the Company’s internal control over financial reporting for any period since the Company’s inception. However, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and Part I, Item 4 of the Company’s Form 10-Q for the quarterly period ended June 30, 2012, the Company’s management determined that the Company’s internal control over financial reporting was not effective as of the end of such periods due to the existence of material weaknesses related to (i) insufficient segregation of duties in the Company’s finance and accounting functions due to limited personnel and (ii) insufficient corporate governance policies.

Other than as disclosed above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years or during the subsequent interim period through August 31, 2012. The Company’s Board of Directors discussed the subject matter of each reportable event with Seale. The Company authorized Seale to respond fully and without limitation to all requests of the successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Seale, including with respect to the subject matter of each reportable event.

Engagement of New Independent Registered Public Accounting Firm

On August 31, 2012, with the approval of the Board of Directors, the Company engaged Weinberg & Company, P.A. ("Weinberg”) as the Company's new independent registered public accounting firm, effective immediately. During the two fiscal years ended March 31, 2012 and 2011 and through August 31, 2012, neither the Company, nor anyone on its behalf, consulted Weinberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Weinstein that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Independent Registered Public Accounting Firm

In connection with the audit of our consolidated financial statements for fiscal year 2013, we entered into an agreement with Weinberg & Company, P.A. which sets forth the terms by which Weinberg & Company, P.A. will perform audit services for the company. The following table presents the aggregate fees billed for the indicated services performed by Weinberg & Company, P.A. during fiscal years 2013 and for Seale & Beers, LLC for fiscal years 2012 and 2011:

	2012	2011
Audit Fees—Weinberg & Company, P.A.	$—	$—
Audit Fees—Seale & Beers, LLC	11,250	14,413
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$11,250	$14,413

Seale & Beers, LLC was our independent registered public accounting firm through August 31, 2012, at which time Weinberg & Company, P.A. was appointed as our new independent registered public accounting firm.

Audit Fees. The fees identified under this caption were for professional services rendered by Seale & Beers, LLC for the audit of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by Seale & Beers, LLC for the review of the financial statements included in our quarterly reports on Forms 10-Q. In addition, the amounts include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

All Other Fees. These fees consist primarily of accounting consultation fees related to potential collaborative agreements. There were no such fees in 2011 and 2012.

Pre-approval Policies and Procedures

Our Audit Committee's charter requires our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for the Company by our independent registered public accounting firm, giving effect to the "de minimus" exception for ratification of certain non-audit services allowed by the applicable rules of the SEC, in order to assure that the provision of such services does not impair the auditor's independence. Subsequent to establishment of our Audit Committee on August 24, 2012, the Audit Committee approved in advance all services provided by our independent registered public accounting firms. All engagements of our independent registered public accounting firm for 2011 and 2012 entered into prior to the establishment of the Audit Committee were pre-approved by the Board of Directors.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

The Board of Directors recommends that you vote "FOR" approval of the ratification of Weinberg & Company, P.A.

PROPOSAL NO. 3

APPROVE THE AMENDMENT TO THE STEVIA FIRST CORP. 2012 STOCK INCENTIVE PLAN

Background

At the Annual Meeting, our stockholders will be asked to approve an amendment to the 2012 Stock Incentive Plan, as amended (the "2012 Plan"), to (1) increase the maximum number of shares of common stock that may be issued under the 2012 Plan by 5,000,000 so that the total number of shares reserved for issuance under the 2012 Plan will be 10,000,000 shares and (2) increase the number of options, stock appreciation rights, restricted stock and restricted stock units issuable to an individual annually from 500,000 to 1,000,000. Our stockholders have previously authorized us to issue up to 5,000,000 shares of common stock under the 2012 Plan (subject to adjustment upon certain changes in the capital structure).

We are asking our stockholders to approve the increase to the 2012 Plan so that we can continue to use the 2012 Plan to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. We believe that in our heavily human-capital intensive business, option grants are an important factor in hiring and retaining talented personnel. The Compensation Committee and the Board of Directors believe that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program. We believe that the proposed amendments to the 2012 Plan will assist us in achieving our performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2012 Plan.

The Board of Directors and the Compensation Committee believe that additional shares must be made available as our inability to offer equity compensation to our existing and new employees would seriously impact our ability to hire and retain employees. The Compensation Committee uses equity compensation in the form of option grants as a significant form of long term compensation, and the Compensation Committee views this form as critical to achieving its compensation objectives for executives and the broader employee population. Accordingly, on February 7, 2013, the Compensation Committee unanimously adopted, subject to stockholder approval, an amendment to (1) increase the maximum number of shares of common stock that may be issued under the 2012 Plan by 5,000,000 so that the total number of shares reserved for issuance under the 2012 Plan will be 10,000,000 shares and (2) increase the number of options, stock appreciation rights, restricted stock and restricted stock units issuable to an individual annually from 500,000 to 1,000,000.

The 2012 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the Amendment is essential to our continued success. As of February 11, 2012, only 450,000 shares are available to be awarded under the 2012 Plan. The Board and management believe that additional shares must be added to the 2012 Plan in order to enable the Company to award additional grants. The Board and management believe that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, employees and consultants. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

A general description of the amended 2012 Plan is set forth below. This description is qualified in its entirety by the terms of the amended 2012 Plan.

Summary of the 2012 Stock Incentive Plan

Share Reserve. The number of shares of Company common stock initially reserved for issuance under the 2012 Plan is five million (5,000,000) shares, 4,550,000 of which have been awarded as of February 11, 2012. The number of shares of Company common stock reserved for issuance under the 2012 Plan will be ten million (10,000,000). The number of shares available under the 2012 Plan will be subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

Any Shares covered by an award which is forfeited, canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Plan. Shares that have been issued under the 2012 Plan pursuant to an award shall not be returned to the 2012 Plan and shall not become available for future grant under the 2012 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. To the extent not prohibited by the listing requirements of any established stock exchange or national market system on which the shares are traded or applicable law, shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall be returned to the 2012 Plan and shall become available for future issuance under the 2012 Plan, unless otherwise determined by the Administrator.

Administration. The 2012 Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the 2012 Plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

Terms and Conditions of Awards. The 2012 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Stock options granted under the 2012 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2012 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2012 Plan shall be designated in an award agreement.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2012 Plan. Under the 2012 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. However, the 2012 Plan permits the designation of beneficiaries by holders of incentive stock options. Other awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the participant, to the extent and in the manner authorized by the Administrator.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2012 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2012 Plan (subject to the limitations described above), to construe and interpret the terms of the 2012 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2012 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2012 Plan will be stated in the applicable award agreement, provided that the term of an incentive stock option may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2012 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2012 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

Under the 2012 Plan, the Administrator may establish one or more programs under the 2012 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2012 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Section 162(m) of the Code. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is five hundred thousand (500,000) shares, which will increase to one million (1,000,000) shares when the amended 2012 Plan is approved. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is five hundred thousand (500,000) shares, which will increase to one million (1,000,000) shares when the amended 2012 Plan is approved. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

The 2012 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue or revenue growth, (iv) operating income, net operating profit or pre-tax profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue, (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and product development, (xviii) company project milestones and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

Certain Adjustments. Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2012 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an award under the 2012 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2012 Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the participant within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any awards so vested or released from such limitations in connection with a Change in Control shall remain fully exercisable until the expiration or earlier termination of the award. Upon the consummation of a Corporate Transaction, all outstanding awards shall terminate unless assumed by the successor corporation or its parent.

Amendment, Suspension or Termination of the 2012 Plan. The Board may at any time amend, suspend or terminate the 2012 Plan. The 2012 Plan will terminate on August 5, 2022, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the 2012 Plan in such a manner and to such a degree as required.

New Plan Benefits

Generally, awards to be granted in the future under the 2012 Plan are at the discretion of the Administrator. As such, it is not possible to determine the benefits or the amounts to be received under the 2012 Plan by the Company's officers, employees, consultants or non-employee directors. The following table sets forth the number of contingent awards that were granted to certain employees. No contingent awards have been granted to our executive officers. Other future awards that may be granted in the discretion of the Administrator are not determinable.

New Plan Benefits Table

Stevia First Corp. 2012 Stock Incentive Plan

Name of Individual or Identity of Group and Position	Securities Underlying Stock Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Shares of Restricted Stock	Dollar Value ($)*
Robert Brooke	—	—	—	—
President & Chief Executive Officer
All current executive officers, as a group (1 person)	—	—	—	—
All non-employee directors, as a group (2 directors)	500,000	$0.10	—	$220,000
All other employees (including all current officers who are not executive officers) as a group	100,000	$0..27	600,000	$351,000

* based upon the closing price of our stock on February 15 2013.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2012 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option under the 2012 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the 2012 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units. With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

Tax Effect for the Company. Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

The Board of Directors recommends that you vote "FOR" approval of the amended 2012 Plan.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

In February 2012, we commenced operations as an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products. Prior to February 2012, we had minimal operations. As a result of our limited operations during the fiscal year ended March 31, 2012, we incurred less than $70,000 in cash compensation, with the bulk of our compensation paid in options to purchase our common stock. Given our cash position during fiscal 2012 and our limited number of employees, the Board believed this was the most appropriate form of compensation.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also enables our stockholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years, or once every three years. Stockholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

The Board of Directors recommends a vote for a three year (3-year) frequency for the advisory vote on executive compensation.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that Dr. Anthony Maida and Dr. Avtar Dhillon would qualify as “independent” as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Robert Brooke would not qualify as “independent” because he currently serves as our Chief Executive Officer. Mr. Tao Chen did not qualify as “independent” during fiscal 2011 because he served as our Chief Executive Officer and Chief Financial Officer during that period. In addition, Dr. Dhillon served as our Interim Chief Executive Officer and Interim Chief Financial Officer during fiscal 2011 and participated in the preparation of our financial statements during that time. As a result, Dr. Dhillon would not be considered independent for purposes of membership on an audit committee under Nasdaq Marketplace Rules.

Information Regarding Committees of the Board of Directors

Our Board of Directors met two times during fiscal year 2012. Each of our directors attended 100% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal year 2012. Our Board of Directors established the following committees on August 24, 2012: the Audit Committee, the Compensation Committee, and the Nomination and Corporate Governance Committee. There were no committee meetings held during fiscal year 2012.

Audit Committee

The Audit Committee of our Board of Directors consists of only Dr. Maida, who serves as Chairman. Our Board of Directors has determined that the sole member of our Audit Committee is independent within the meaning of applicable Securities and Exchange Commission rules and Nasdaq Marketplace Rules, and has determined that Dr. Maida is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC, and is financially sophisticated within the meaning of the Nasdaq Marketplace Rules. The Audit Committee has oversight responsibilities regarding, among other things: the preparation of our financial statements and our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; our practices and processes relating to internal audits of our financial statements; the appointment of our independent registered public accounting firm and the review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing. Our Board of Directors has adopted a written charter for our audit committee, which is available on our website, www.steviafirst.com, under the Investor Relations tab.

Compensation Committee

The Compensation Committee of our Board of Directors consists of Dr. Dhillon and Dr. Maida, with Dr. Dhillon serving as Chairman. Our Board of Directors has also determined that each of the members of our Compensation Committee is independent within the meaning of applicable Nasdaq Marketplace Rules. The duties of our Compensation Committee include, without limitation: reviewing, approving and administering compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other executive officers and our directors; administering our as-in-effect incentive-compensation and equity-based plans; and producing an annual report on executive officer compensation for inclusion in our proxy statement, when required and in accordance with applicable rules and regulations. Our Board of Directors has adopted a written charter for our compensation committee, which is available on our website, www.steviafirst.com, under the Investor Relations tab.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors consists of Dr. Dhillon and Dr. Maida, with Dr. Dhillon serving as Chairman. Our Board of Directors has also determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of applicable Nasdaq Marketplace Rules. The responsibilities of the Nominating and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board of Directors, consistent with approved qualifications and criteria; determining the composition of the Board of Directors and its committees; recommending to the Board of Directors the director nominees for the annual meeting of stockholders; establishing and monitoring a process of assessing the effectiveness of the Board of Directors; developing and overseeing a set of corporate governance guidelines and procedures; and overseeing the evaluation of our directors and executive officers. Our Board of Directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website, www.steviafirst.com, under the Investor Relations tab.

Financing Committee

Dr. Avtar Dhillon is the Chairman and sole member of our Financing Committee. The Financing Committee does not currently have a charter. The Financing Committee has responsibilities relating to our efforts to obtain adequate funding to finance our development programs and operations.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board has the flexibility to decide whether it is in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate or combined. Robert Brooke is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Dr. Avtar Dhillon, provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. The Board has determined that having a Chairman of the Board and a separate Chief Executive Officer is in the best interests of the Company at this time, as it permits Dr. Dhillon and Mr. Brooke to focus on different aspects of our business as the Company begins operations as an agricultural biotechnology company. Our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in our best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board. The functions of our Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions.

Nomination of Directors

We do not have a formal policy with respect to our consideration of nominees to our Board of Directors recommended by our stockholders. However, the Board of Directors will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 5225 Carlson Road, Yuba City, California 95993, Attn: Secretary.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines established to assist the Board of Directors and its committees in performing their duties and serving the best interests of the company and our stockholders. Our corporate governance guidelines are available on our website, located at http://www.steviafirst.com, under the Investors tab.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at www.steviafirst.com, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Stevia First. Corp., 5225 Carlson Road, Yuba City, CA 95993, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer and Principal Financial Officer, and all of our other executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Risk Oversight

The Board of Directors as a whole is responsible for risk management oversight of the Company. The involvement of the full Board of Directors in setting our business strategy and objectives is integral to the Board's assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management and the committees of the board. The full Board of Directors conducts on-going risk assessment of our financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues with management throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and discussing our major risk exposures and the steps management has taken to maintain and control these exposures. In addition, the Audit Committee focuses on financial risks and related controls and processes, and discusses with management our financial statements and the reasonableness of significant judgments and the adequacy and effectiveness of the accounting and financial controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy and objectives. Finally, the Nomination and Corporate Governance Committee is responsible for overseeing our corporate governance and developing and reviewing our Code of Business Conduct and Ethics. Additionally, the full Board regularly receives reports from our Chief Executive Officer, the executive officer principally responsible for aiding the Board in identifying, evaluating and implementing risk management controls and methodologies to address identified risks.

Board of Directors' Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines require that directors attend our annual meeting of stockholders, absent a valid reason. This is our first annual meeting.

Communications with the Board of Directors

Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to: Board of Directors, c/o Secretary, Stevia First Corp. 5225 Carlson Road, Yuba City, California 95993. Copies of any such written communications received by the Secretary will be provided to our full Board of Directors or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

Compensation of Directors

We have no formal plan for compensating our directors for service in their capacities as director, although directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors

Director Compensation Table

Dr. Maida served as our sole non-employee director during the fiscal year ended March 31, 2012. No compensation was paid to Dr. Maida for his services as director during the fiscal year ended March 31, 2012. Dr. Avtar Dhillon, the Chairman of our Board of Directors, served as our Interim Principal Executive and Interim Financial Officer from August 17, 2011 until January 31, 2012 and is a named executive officer. Dr. Dhillon received no cash compensation for his services as an executive officer. On February 23, 2012, we granted to Dr. Dhillon an option to purchase 500,000 shares of common stock with an exercise price of $0.10 per share. The options are exercisable in full on April 1, 2012. This grant and any other amounts received by Dr. Dhillon during the fiscal years ended March 31, 2011 and 2012 are reflected in the Summary Compensation Table. In addition, on April 25, 2012, Dr. Dhillon was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.21 and a ten year term. The option vests over a one year period, as follows: 25% of the date of grant, and 25% quarterly thereafter.

Tao Chen served as a director and as our President, Chief Executive Officer, Secretary and Treasurer from our incorporation on February 8, 2008 until August 17, 2011, and is a named executive officer. Amounts received by Mr. Chen for his services as a named executive officer and director during the fiscal years ended March 31, 2012 and 2011 are reflected in the Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Stevia First Corp., 5225 Carlson Rd., Yuba City, CA 95993. Shares of our common stock subject to options, warrants, convertible notes or other rights currently exercisable or exercisable within 60 days of February 15, 2013, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Directors and Named Executive Officers:
Dr. Avtar Dhillon	5,650,000	10.3%
Dr. Anthony Maida, III	100,000	0.2%
Robert Brooke	2,572,500	4.7%
Tao Chen (2)	-	*
Current Directors and Executive Officers as a Group (3 persons)	8,322,500	15.2%

*Less than 1%

(1)

Based on 54,774,824 shares of our common stock issued and outstanding as of February 15, 2013. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Mr. Chen was our sole named executive officer and director during our fiscal year ended March 31, 2011. His employment with us terminated and he resigned as a director in August 2011, following the private sale of his shares of our common stock to Dr. Dhillon.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the fiscal years ended March 31, 2012 and March 31, 2011 for (i) our current principal executive and financial officer, (ii) our former principal executive and financial officers and (iii) our next most highly compensated executive officer other than our principal executive officer and principal financial officer serving as an executive officer at the end of fiscal year 2012 and whose total compensation exceeded $100,000 in fiscal year 2012 (none).

Summary Compensation Table

Name	Fiscal Year	Salary ($)	Option Awards ($)	Total ($)
Tao Chen, former President, CEO, Secretary, Treasurer (2)	2012	6,000	-	-
	2011	5,000	-	7,000
Dr. Avtar Dhillon, Interim Principal Executive and Financial Officer (3)	2012	32,083	461,654 (1)	493,737
	2011	-	-	-
Robert Brooke, Chief Executive Officer (principal executive and financial officer) (4)	2012	28,539	-	28,539
	2011	-	-	-

__________________________

(1) Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Accounting Standards Codification Topic 718 and without adjustment for estimated forfeitures. The underlying stock price used by the Company in computing the fair value of the options was an estimate of the stock price per share agreed to by a third-party investor in a financing agreement dated February 7, 2012.

(2) Mr. Chen served as a director and as our President, Chief Executive Officer, Secretary and Treasurer from our incorporation on February 8, 2008 until his resignation on August 17, 2011. Mr. Chen received no compensation for his services as an officer and director during the fiscal year ended March 31, 2012. However, Mr. Chen received $5,000 in consulting fees during the fiscal year ended March 31, 2011 and $6,000 in consulting fees during the fiscal year ended March 31, 2012.

(3) Dr. Dhillon served as our Interim Principal Executive and Financial Officer from August 17, 2011 until the appointment of Mr. Brooke on January 31, 2012. Dr. Dhillon received no compensation for his services as Interim Principal Executive and Financial Officer. Dr. Dhillon has served as a director since August 17, 2011 and as Chairman of Our Board of Directors since January 31, 2012. On February 23, 2012, in consideration for his services as a director and as Chairman, Dr. Dhillon was granted an option to purchase 500,000 shares of common stock with an exercise price of $0.10 per share. The option vests in full on April 1, 2012.

(4) Mr. Brooke was appointed as our Chief Executive Officer on January 31, 2012. He previously served as our Vice President, Business Development in October 2011. Concurrently with his appointment as Chief Executive Officer, he was also appointed principal financial and accounting officer.

Employment Agreements

On January 31, 2012, our Board of Directors appointed Robert Brooke as our Chief Executive Officer, Secretary, Treasurer, and director. On January 31, 2011, we entered into an Executive Employment Agreement with Mr. Brooke. Under the agreement, Mr. Brooke will receive an initial annual base salary of $100,000 and will be eligible to participate in the benefits made generally available to similarly-situated executives. The agreement further provides that if Mr. Brooke is terminated other than for cause, death or disability, he is entitled to receive severance payments equal to six months of his base salary. If Mr. Brooke terminates his employment with us with good reason following a change of control, Mr. Brooke is entitled to receive severance payments equal to 12 months of his base salary. Severance payments will be reduced by any remuneration paid to Mr. Brooke because of Mr. Brooke’s employment or self-employment during the applicable severance period. The Executive Employment Agreement has an initial term of two years.

Under the Executive Employment Agreement, termination for “good reason” means a termination by Mr. Brooke following the occurrence of any of the following events without Mr. Brooke’s consent within six months of a change of control: (a) a change in Mr. Brooke’s position that materially reduces his level of responsibility; (b) a material reduction in Mr. Brooke’s base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; and (c) relocation of Mr. Brooke’s principal place of employment more than 25 miles. The term “change of control” is defined as a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company, a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the outstanding securities of the Company.

Outstanding Equity Awards at March 31, 2012

Option Awards
Name	Number of Securities Underlying Unexercised Options-(#) Exercisable	Number of Securities Underlying Unexercised Options-(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dr. Avtar Dhillon	-	500,000	(1)	$0.10	2/23/2022
	-	-
Robert Brooke	-	-
	-	-
Tao Chen	-	-

________________________

(1) Represents an option to purchase 500,000 shares of our common stock granted to Dr. Dhillon under our 2012 Stock Incentive Plan on February 23, 2012. The option has an exercise price of $0.10 and vests in full on April 1, 2012. Dr. Dhillon received the grant in connection with his service as our director and did not receive any grants during his tenure as our Interim Principal Executive and Financial Officer.

Option Grants and Exercises

As of March 31, 2012, there were no option grants or exercises by our named executive officer listed in the Summary Compensation Table above.

Securities Authorized for Issuance under Equity Compensation Plans

On February 3, 2012, our Board of Directors approved and adopted the Stevia First Corp. 2012 Stock Incentive Plan (the “2012 Plan”), and a majority of stockholders of the Company executed a written consent approving and adopting the 2012 Plan. Under the 2012 Plan, we are authorized to issue up to 5,000,000 shares of our common stock in stock incentive awards to employees, directors and consultants.

Except as listed in the table below, as of March 31, 2012, we do not have any equity based plans, including individual compensation arrangements that have not been approved by our stockholders. The following table provides information as of March 31, 2012 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,100,000	$0.10	2,900,000	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	2,100,000	$0.10	2,900,000

(1)	As of March 31, 2012, 2,900,000 shares of our common stock remained available for future issuance pursuant to the 2102 Plan.

TRANSACTIONS WITH RELATED PERSONS

On April 23, 2012, we entered into a lease agreement with One World Ranches LLC pursuant to which we lease from One World Ranches LLC certain office and laboratory space located at the address of our principal executive offices. That lease agreement, which supersedes and replaces the commercial lease agreement we previously entered for office and laboratory space at the same location, commenced on May 1, 2012 and expires on May 1, 2017, and our rent payments thereunder are $2,300 per month.

Also on April 23, 2012, we entered into a lease agreement with Sutter Buttes LLC pursuant to which we lease from Sutter Buttes LLC approximately 1,000 acres of land in Sutter County, California on which we may either cultivate and harvest the stevia plant or locate stevia processing facilities. That lease agreement commenced on May 1, 2012 and expires on May 1, 2014, and we have pre-paid the aggregate amount of all rent payments thereunder, totaling $250,000.

One World Ranches LLC and Sutter Buttes LLC, the owners of the property we lease and the landlords under the lease agreements, are jointly-owned by Dr. Avtar Dhillon, the Chairman of our Board of Directors, and his wife, Diljit Bains. Both of the lease agreements were approved by our Board of Directors, with Dr. Avtar Dhillon abstaining from voting.

On August 18, 2012, the Company entered into a lease agreement with Sacramento Valley Real Estate, which is jointly-owned by Dr. Avtar Dhillon, the Chairman of the Board of Directors of the Company, and his wife, Diljit Bains, pursuant to which the Company has agreed to lease space located at 33-800 Clark Avenue, Yuba City, California. The month to month lease began on August 20, 2012 and the Company’s rent payment is $1,000 per month. On August 22, 2012, the Company paid $1,000 as a refundable security deposit under the Sacramento lease.

During the fiscal years ended March 31, 2011 and 2012, we paid consulting fees to Tao Chen, the Company’s former Chief Executive Officer, in the amount of $5,000 and $6,000, respectively.

Except as described above, during the fiscal years ended March 31, 2011 and 2012, and through the filing of this proxy statement, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last three completed fiscal years and in which any related person had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT

Prior to the formation of the Audit Committee of the Board of Directors in August 24, 2012, the Board of Directors of the Company was responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Management is responsible for internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), when required. The Audit Committee's responsibility, and prior to the formation of the Audit Committee, the Board of Director’s responsibility, is to monitor and oversee these processes. Director Anthony Maida has served as the sole member of our Audit Committee since its formation in August 24, 2012 and is an independent director.

In fulfilling its responsibilities, the Board of Directors met with management and the independent registered public accounting firm to review and discuss our March 31, 2012 consolidated financial statements and our fiscal year 2012 interim consolidated financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K, any material changes in accounting policies used in preparing such consolidated financial statements prior to filing the annual report on Form 10-K or our quarterly reports on Form 10-Q with the SEC, and the items required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), with respect to annual consolidated financial statements, and Statement of Auditing Standards No. 100, as amended (AICPA, Professional Standards, Vol. 1. AU section 722), with respect to quarterly consolidated financial statements.

In addition, the Board of Directors received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm's communications with the Board of Directors concerning independence, and discussed with the independent registered public accounting firm such firm's independence from the Company and its management. The Board of Directors has concluded that the independent registered public accounting firm is independent from the Company and our management.

In reliance on the reviews and discussions referred to above, the Board of Directors approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2012, for filing with the SEC.

THE BOARD OF DIRECTORS:
Dr. Avtar Dhillon Dr. Anthony Maida III Robert Brooke

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 is October 25, 2013, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 5225 Carlson Road, Yuba City, California 95993.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be presented at the 2013 Annual Meeting of Stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

ANNUAL REPORT

Our 2012 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. Copies of the annual report on Form 10-K, without exhibits, can be obtained without charge by contacting us at 5225 Carlson Road, Yuba City, California 95993, (530) 231-7800, or through our website, located at http://www.steviafirst.com.

By order of the Board of Directors,

/s/ ROBERT BROOKE
Robert Brooke President and Chief Executive Officer

Yuba City, California
February 22, 2013

PROXY CARD

for the

ANNUAL MEETING OF THE STOCKHOLDERS OF

STEVIA FIRST CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of record of Stevia First Corp. (the “Company”), hereby revoking any appointment of proxy previously given, and having received the Notice of Meeting and Proxy Statement dated February 22, 2013, does hereby appoint Robert Brooke and Avtar Dhillon, and each of them, as proxies with full power of substitution, to represent and vote all of the shares of common stock of the Company the undersigned is entitled to vote, either on his own behalf or on behalf of an entity or entities, at the 2013 Annual Meeting of Stockholders of the Company to be held at 10866 Wilshire Blvd., 4th Floor, Los Angeles, California, on Thursday, April 11, 2013 beginning at 2:00 p.m. local time, or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND FOR A “THREE YEAR” FREQUENCY IN PROPOSAL 5. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND FOR A “THREE YEAR” FREQUENCY IN PROPOSAL 5.

The proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. If any other business is properly presented at the Annual Meeting, this proxy will be voted by the proxies according to those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

INSTRUCTIONS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the proxies to vote your shares for you, whether or not you plan to attend the meeting, by marking this proxy card as indicated below and returning it to us before the Annual Meeting. If you vote by Internet or telephone, you do not need to return this proxy card by mail.

PROPOSAL 1

To elect the three directors nominated by the Board of Directors:

Dr. Avtar Dhillon	☐ FOR	☐ WITHHOLD
Dr. Anthony Maida	☐ FOR	☐ WITHHOLD
Mr. Robert Brooke	☐ FOR	☐ WITHHOLD

PROPOSAL 2

To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3

To approve the amendment to the Stevia First Corp. 2012 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4

To approve, on an advisory basis, the compensation of our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 5

An advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers.

☐ EVERY 1 YEAR	☐ EVERY 2 YEARS	☐ EVERY 3 YEARS	☐ ABSTAIN

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

________________________________________________________
(Voter Control Number from the Notice mailed to you)
________________________________________________________
(Print Name of Stockholder and/or Joint Tenant)
________________________________________________________
(Signature of Stockholder)
________________________________________________________
(Second Signature if held jointly)

Dated: ________________________, 2013

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY TO:

Island Stock Transfer

15500 Roosevelt Blvd., Suite 301

Clearwater, FL 33760

OR FAX TO 1-727-289-0069